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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): FEBRUARY 10, 2000



                                 COINSTAR, INC.
               (Exact name of registrant as specified in charter)

               DELAWARE                        000-22555                  91-3156448
    (State or other jurisdiction of         (Commission File            (IRS Employer
            incorporation)                      Number)              Identification No.)
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                                 COINSTAR, INC.
                             1800 - 114th Avenue SE
                           Bellevue, Washington 98004
               (Address of principal executive offices) (Zip Code)

                                 (425) 943-8000
              (Registrant's telephone number, including area code)



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ITEM 5. SUBSIDIARY STOCK SALE, DEBT FINANCING AND MANAGEMENT CHANGE

        On February 10, 2000, Coinstar, Inc. purchased, pursuant to the terms of a Securities Purchase Agreement dated as of February 10, 2000, 10,000,000 shares of Series A-1 Convertible Preferred Stock of Meals.com, Inc. (formerly a wholly-owned subsidiary of Coinstar) for a purchase price of $10 million.
Simultaneous with the purchase by Coinstar, other investors purchased 5,500,000 shares of Series A Convertible Preferred Stock of Meals.com for an aggregate purchase price of $5.5 million.

        Each share of Series A-1 Stock has 10 votes and is convertible into Common Stock of Meals.com. at a current conversion price of $1.00 per share. The conversion price is subject to adjustment in the event of stock dividends, stock subdivisions and combinations and extraordinary distributions, as well as the issuance of additional shares of Common Stock, or securities convertible into or exercisable for Common Stock, at a price less than the then effective conversion price.

        The shares of Series A-1 Stock held by Coinstar are subject to certain transfer restrictions and co-sale rights.

        In addition to the investment, Coinstar has provided an aggregate $15.6 million credit facility to Meals.com. To date, Coinstar has expended $5.6 million on behalf of Meals.com. These expenditures have been converted to debt, bringing the credit facility's available balance to $10 million. The Note accretes interest at the rate of interest announced from time to time by Imperial Bank as its Prime Commercial Lending Rate, plus 3% per annum. Neither interest nor principal is payable except under certain limited circumstances described in the Note. Repayment of the Note is secured by a security interest in the assets of Meals.com.

        Jens H. Molbak resigned from his position as Chief Executive Officer of Coinstar to serve as the full-time Chief Executive Officer of Meals.com. Daniel
A. Gerrity, Coinstar's President and Chief Operating Officer has assumed the role of Chief Executive Officer of Coinstar. Mr. Molbak will remain as Chairman of the Board of Directors of Coinstar.

        The Senior Secured Note is filed as an exhibit to this report and is incorporated into this report by reference. This summary of the provisions of the note is not complete, and you should refer to the exhibit index for a copy of the actual note.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   COINSTAR, INC.



                                   By:  /s/ Daniel A. Gerrity
                                        -------------------------------------
                                        Daniel A. Gerrity
                                        President and Chief Executive Officer




Dated:  February 18, 2000



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                                  EXHIBIT INDEX

   EXHIBIT NO.    DESCRIPTION
       4.1        Senior Secured Note, dated February 10, 2000, executed by Meals.com,
                  Inc. on behalf of Coinstar, Inc.

      99.1        Press Release, dated February 10, 2000.

      99.2        Press Release, dated February 10, 2000.
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